Registration No. 33-89510
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                         POST EFFECTIVE AMENDMENT NO. 5



                                       TO

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

            The Equitable Life Assurance Society of the United States
             (Exact name of registrant as specified in its charter)
        ---------------------------------------------------------

                                    New York
         (State or other jurisdiction of incorporation or organization)

                                   13-5570651
                      (I.R.S. Employer Identification No.)

              1290 Avenue of the Americas, New York, New York 10104
                                  (212)554-1234
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
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                                  MARY P. BREEN
                  VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL


            The Equitable Life Assurance Society of the United States
              1290 Avenue of the Americas, New York, New York 10104
                                  (212)554-1234
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
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                  Please send copies of all communications to:
                            PETER E. PANARITES, ESQ.
                        Freedman, Levy, Kroll & Simonds
                    1050 Connecticut Avenue, N.W., Suite 825
                             Washington, D.C. 20036

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                                      NOTE

This Post-Effective Amendment No. 5 ("PEA") to the Form S-3 Registration Statement No. 33-89510 ("Registration Statement") of The Equitable Life Assurance Society of the United States is being filed solely for the purpose of adding the Edgarized exhibits listed in Part II, previously filed with the Registration Statement in paper format. The PEA does not amend or delete any other part of the Registration Statement.

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                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


This Part II is amended solely for the purpose of adding Exhibits 1(a), 1(b), 4(a), 4(b), 4(c), 4(d), and 5(a) to Item 16, and refiling such exhibits electronically. No amendment or deletion is made of any of the information set forth under Part II as provided in the Registration Statement.

Item 16.        Exhibits
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                Exhibits No.
                ------------

                1(a) Distribution and Servicing Agreement among Equico Securities, Inc. (now EQ Financial Consultants, Inc.), Equitable and Equitable Variable Life Insurance Company, dated as of May 1, 1994, incorporated by reference to Exhibit 3(c) to Registration Statement 2-30070, filed July 10, 1998.

                1(b) Sales Agreement, dated as of January 1, 1995, by and among Equico Securities, Inc. (now EQ Financial Consultants, Inc.), Equitable, Separate Account A, Separate Account No. 301 and Separate Account No. 51, incorporated by reference to
                              Exhibit 3(e) to Registration Statement 2-30070 filed July 10, 1998.

                4(a) Form of Group Annuity Contract No. 1050-94IC, incorporated by reference to Exhibit 4(f) to Registration Statement 2-30070 filed July 10, 1998.

                4(b) Form of Group Annuity Certificate Nos. 94ICA and 94ICB,incorporated by reference to Exhibit 4(g) to Registration Statement No. 2-30070 filed July 10, 1998.

                4(c) Forms of Endorsement Nos. 94ENIRAI, 94ENNQI and 94ENMVAI to Contract No. 1050-94IC, incorporated by reference to Exhibit 4(h) to Registration Statement No. 2-30070 filed July 10, 1998.

                4(d) Forms of Data Pages to Endorsement Nos. 94ENIRAI, 94ENNQI, 94ENMVAI, incorporated by reference to
                              Exhibit 4(i) to Registration Statement No.
                              2-30070, filed July 10, 1998.

                5(a) Opinion and consent of Jonathan Gaines, Esq. Vice President and Associate General Counsel of Equitable, previously filed with this Registration Satement No. 33-89510 on February 14, 1995, refiled electronically herewith.




                                      II-1
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                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on July 10, 1998.




                                  THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE
                                  UNITED STATES
                                  (Registrant)

                                       By: /s/ Naomi Weinstein
                                           ----------------------
                                               Naomi Weinstein
                                               Vice President

         Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by or on behalf of the following persons in the capacities and on the date indicated.

PRINCIPAL EXECUTIVE OFFICERS:

Michael Hegarty                          President, Chief Operating Officer and
                                         Director

Edward D. Miller                         Chairman of the Board, Chief Executive
                                         Officer and Director

PRINCIPAL FINANCIAL OFFICER:

Stanley B. Tulin                         Vice Chairman of the Board,
                                         Chief Financial Officer and Director

PRINCIPAL ACCOUNTING OFFICER:


/s/ Alvin H. Fenichel
---------------------
    Alvin H. Fenichel                    Senior Vice President and
    July 10, 1998                      Controller


DIRECTORS:

Francoise Colloc'h        Donald J. Greene            George T. Lowy
Henri de Castries         John T. Hartley             Edward D. Miller
Joseph L. Dionne          John H.F. Haskell, Jr.      Didier Pineau Valencienne
Denis Duverne             Michael Hegarty             George J. Sella, Jr.
William T. Esrey          Mary R. (Nina) Henderson    Stanley B. Tulin
Jean-Rene Fourtou         W. Edwin Jarmain            Dave H. Williams
Norman C. Francis         G. Donald Johnston, Jr.






/s/ Naomi Weinstein
----------------------
    Naomi Weinstein
    Attorney-in-Fact
    July 10, 1998





                                      II-2

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
EXHIBIT NO.                                                                     TAG VALUE
-----------                                                                     --------
5(a)      Opinion and Consent of Jonathan Gaines, Esq.,                         EX-99.5a OPINION
          Vice President and Associate General Counsel
          of Equitable, previously filed with this
          Registration Statement 33-89510 on
          February 14, 1995, refiled electronically
          herewith.